    As filed with the Securities and Exchange Commission on February 14, 2003

                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                              LANNETT COMPANY, INC.
             (Exact name of registrant as specified in its charter)

             Delaware
  (State or Other Jurisdiction                             23-0787699
of Incorporation or Organization)           (I.R.S. Employer Identification No.)

                                 9000 State Road
                        Philadelphia, Pennsylvania 19136
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

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                  LANNETT COMPANY, INC. 2003 STOCK OPTION PLAN
                            (Full Title of the Plan)

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                                 William Farber
                      Chairman and Chief Executive Officer
                              Lannett Company, Inc.
                                 9000 State Road
                        Philadelphia, Pennsylvania 19136
                                 (215) 333-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                   Copies to:

                            Bradley S. Rodos, Esquire
                     Fox, Rothschild, O'Brien & Frankel, LLP
                         2000 Market Street, 10th Floor
                        Philadelphia, Pennsylvania 19103

                         CALCULATION OF REGISTRATION FEE

                                                                                                 Amount of
                                                       Proposed          Proposed maximum       registration
Title of securities to be       Amount to be       maximum offering     aggregate offering          fee
registered                       registered        price per share             price                (1)
----------                       ----------        ---------------             -----                ---
     Common Stock,
     $0.01 par value           750,000 shares           $17.63              $13,222,500          $1,216.47

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on February 12, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      We hereby incorporate by reference into this registration statement the following documents and information that we have earlier heretofore filed with the Commission:

      (1)   Our Annual Report on Form 10-K for our year ended June 30, 2002;

      (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above; and

      (3) The description of our Common Stock which is contained in our registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      In addition, we hereby incorporate by reference into this registration statement all documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold. Each document that is so incorporated by reference shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission.


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ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

      Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

      Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against


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

expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her in any such capacity or arising out of his car or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

      Our Certificate of Incorporation and By-Laws provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officers for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents for which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and officers pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NUMBER                             DESCRIPTION
--------------                             -----------
      4           2003 Stock Option Plan (1)

      5.1         Opinion of Fox, Rothschild, O'Brien & Frankel, LLP

      23.1        Consent of Grant Thornton

      23.2        Consent of Fox Rothschild, O'Brien & Frankel, LLP (See Ex.
                  5.1)

      24          Power of Attorney (filed with signature pages)

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(1)   Incorporated by reference to the Definitive Proxy Statement filed with the
      Commission on January 23, 2003 for our February 13, 2003 Annual Meeting of Stockholders.


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ITEM 9. UNDERTAKINGS.

      A. We hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering therein.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to the foregoing


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

provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered in this registration statement, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 13th day of February, 2003.

                                        LANNETT COMPANY, INC.


                                        By:          /s/ William Farber
                                            ------------------------------------
                                            William Farber
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Farber and Larry Dalesandro, or each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                           Title                               Date
      ---------                           -----                               ----

/s/ William Farber               Chairman, Chief Executive              February 13, 2003
------------------------         Officer and a Director
William Farber


/s/ Larry Dalesandro             Chief Operating Officer                February 13, 2003
------------------------
Larry Dalesandro


/s/ Marvin Novick                Director                               February 13, 2003
------------------------
Marvin Novick


/s/ Ronald A. West               Director                               February 13, 2003
------------------------
Ronald A. West


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

                                  EXHIBIT INDEX

EXHIBIT NUMBER                             DESCRIPTION
--------------                             -----------
      4           2003 Stock Option Plan (1)

      5.1         Opinion and Consent of Fox, Rothschild, O'Brien & Frankel, LLP

      23.1        Consent of Grant Thornton

      23.2        Consent of Fox, Rothschild, O'Brien & Frankel, LLP (See Ex.
                  5.1)

      24          Power of Attorney (filed with signature pages)

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(1)   Incorporated by reference to the Definitive Proxy Statement filed with the
      Commission on January 23, 2003 for our February 13, 2003 Annual Meeting of Stockholders.


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